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                                                                   EXHIBIT 10.2b


                              AMENDED AND RESTATED
                            NICHOLS TXEN CORPORATION
                         EMPLOYEES' STOCK PURCHASE PLAN

                                    ARTICLE I

                                    PURPOSES

         Nichols TXEN Corporation previously established the Plan set forth herein in order to encourage ownership of its Common Stock by its employees and employees of certain Affiliates, by providing them a convenient means for regular and systematic purchases on an advantageous basis, thereby increasing their interest in the Company's success. The Company hereby amends and restates the Plan to permit employees of its parent corporation, Nichols Research Corporation, to make limited purchases of the Common Stock of the Company pursuant to the terms of the Plan.


                                   ARTICLE II

                                   DEFINITIONS

         "Affiliate" means a subsidiary of the Company (including corporations becoming subsidiaries subsequent to the adoption of the Plan) in an unbroken chain of corporations beginning with the Company if at the time of the granting of the Option each of such corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Board " means the Company's Board of Directors.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder.

         "Company" means Nichols TXEN Corporation.

         "Effective Date" shall mean the later of (1) the date a registration statement initially registering the Company's common stock under the Securities Act of 1933 is declared effective by the Securities and Exchange Commission, or
(2) the date the Plan is approved by the shareholders of the Company.


         "Employee" means all employees (full-time and part-time) of the Company, its Affiliates or the Parent.

         "Employer" means the Company, its Affiliates which are designated by the Board as an employer for purposes of this Plan, and the Parent. The Board may from time to time change the designation of Affiliates who are employers for purposes of this Plan.


         "Option" means a right to purchase Stock granted under Section 4.1.

         "Option Period" means a three-month period beginning on the Effective Date of the Plan and any March 1, June 1, September 1, and December 1 thereafter, and ending on the next February 28, May 31, August 31, or November 30.

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         "Parent" means Nichols Research Corporation, the parent corporation of the Company, and any of its subsidiaries as referred to in Section 424(f) of the Code other than the Company and its Affiliates.

         "Plan" means the Nichols TXEN Corporation Employees' Stock Purchase Plan set forth herein, as it may be amended from time to time.


         "Stock" means the one cent ($.01) par value per share Common Stock of Nichols TXEN Corporation.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION


         3.1 Participation. On the Effective Date and on each March 1, June 1, September 1, and December 1 thereafter, an Employee may elect to participate in the Plan by authorizing payroll deductions through the Employee's Employer. An Employee of the Parent may elect to participate in the Plan provided such employee is also a participant in the Parent's employee stock purchase plan (as defined in Section 423 of the Code). An Employee electing to participate in the Plan pursuant to this Section 3.1 shall continue as a participant in the Plan until such time as he discontinues payroll deductions pursuant to Section 5.3. Once participation is discontinued hereunder, an Employee may not again elect to participate in the Plan until the next succeeding March 1 or, in the case of an Employee subject to the reporting requirements of Section 16(a) of the Securities Act of 1934, until the later of (i) the March 1 immediately following his discontinuance of payroll deductions, or (ii) the March 1 next occurring after the date which is six (6) months after the date such Employee discontinued payroll deductions under the Plan.


         3.2 Eligibility. An Employee who elects to participate in the Plan under Section 3.1 shall be eligible for an Option on the first day of an Option Period if he is an Employee of an Employer.

                                   ARTICLE IV

                               GRANTING OF OPTIONS


         4.1 Option Periods. On each March 1, June 1, September 1, and December 1 beginning with the Effective Date, each Employee who is participating in the Plan and who is eligible for an Option under Article III shall be granted an Option to purchase Stock from the Company on the last day of the Option Period beginning on that date, by authorizing payroll deductions under Article V. Notwithstanding the foregoing, no Employee shall be eligible for an Option under
Article III if such Employee, immediately after the Option is granted, shall own 5% or more of the voting power or value of all classes of stock of the Company, any of its Affiliates, or the Parent, treating the maximum amount of stock available to him under the Plan for such Option Period and shares subject to any other option as owned by him and treating as owned by him shares owned by others to the extent provided in Section 425 (d) of the Code. Any Options granted in an Option Period which are not exercised on the last day of the Option Period shall expire as of the end of the Option Period.

         4.2 Exercise Price. For any Option Period, the exercise price of each Option shall be the lesser of (a) 85% of the fair market value of the stock on the first day of the Option Period, or (b) 85% of the fair market value of the Stock on the last day of the Option Period. Fair market value on any day means the closing sale price of the Stock as reported on the Nasdaq National Market on such day or, if not traded on such day, on the last preceding day on which the Stock was traded.


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         4.3 Nontransferability. Options granted to an Employee are not transferable, and may be exercised during the Employee's lifetime only by him. Any attempt of assignment, transfer, pledge, hypothecation, or other disposition of any Option contrary to the provisions of this Plan, and the levy and attachment or any similar proceedings upon any Option, shall be null and void.

         4.4 Stockholder Approval. If the Plan is not approved by the Company's stockholders on or before the date which is twelve (12) months after the Board of Directors adopts the Plan, then the Plan shall be null and void.


         4.5 Limits on Stock Purchase. Notwithstanding any other provision of this Plan, no Employee may purchase in an Option Period more than the number of shares equal to 10% of his annual basic rate of compensation divided by the exercise price of the option. In addition, no Employee may be granted an Option which permits him to purchase during a calendar year under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code, shares of the Company, its Affiliates, and the Parent having an aggregate fair market value, determined at the time such Option is granted, of more than $25,000. For any employee that participates in both this Plan and the Parent's employee stock purchase plan, in no event shall the aggregate amount of payroll deductions from the Employee's compensation to purchase options under both plans exceed 10% of such compensation. If an Employee of the Parent participates in this Plan, he shall elect to allocate either (a) 20% of his payroll deduction, or (b) 40% of his payroll deduction to the purchase of Stock under this Plan with the balance of such payroll deduction allocated to purchase stock of the Parent.



         4.6 Amount of Stock Available. An aggregate of 1,000,000 shares of Stock shall be available for purchase under the Plan, subject to adjustment under Section 4.7. To the extent Options expire unexercised, the Stock subject to such Options shall become available for subsequent grant. Stock available for purchase under the Plan shall be authorized but unissued shares or reacquired shares.


         4.7 Adjustments of Amount of Stock. In the event of change in the number of shares of Stock outstanding by reason of a stock dividend, stock split or other recapitalization, or by reason of a merger or consolidation or otherwise, the number of shares of stock available under this Plan, and the fair market value of such shares at the beginning of the Option Period during which such change occurs, shall be adjusted in such manner as the Board, in its discretion, deems equitable and appropriate.

                                    ARTICLE V

                                PAYMENT FOR STOCK

         5.1 Payroll Deductions. Each Employee may exercise Options granted to him under Section 4. 1, exclusively by authorizing payroll deductions on a form provided by his Employer. The actual exercise of the Options shall occur on the last day of the Option Period. Deductions may be authorized beginning on the Effective Date or any March 1, June 1, September 1 or December 1 thereafter, in any integral percentage, up to ten (10%) percent of an Employee's basic rate of compensation paid by the Employer. Total deductions may not exceed $25,000 for any calendar year. A payroll deduction authorization hereunder shall remain in effect until changed or discontinued pursuant to Section 5.3.

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         5.2 Purchase of Stock. As of the last day of each Option Period the amount of payroll deductions during such Option Period for each person who remains an Employee on such date shall be used to purchase from the Company whole shares of Stock under the Employee's Option. Any balance which is attributable to a fractional share shall be retained by the Employer and treated as a payroll deduction by the Employee for the next Option Period if he remains an Employee. Upon the purchase of shares of Stock under an Option, the Company shall deliver, or cause to be delivered, promptly to the Employee stock certificates for such shares. Such shares shall be registered in the name of the Employee or in the Employee's name jointly with a member of the Employee's family.


         5.3 Change; Discontinuance. (a) Any Employee who is not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 may decrease (but not below 1% of the basic rate of compensation paid by the Employer) or increase (within the limits specified in Section 5.1) payroll deductions authorized under Section 5.1 by signing and filing with the Employer a form provided for this purpose. Such change in payroll deductions shall be effective on the March 1, June 1, September 1, or December 1 next occurring after the Employee's change form is received by the Employer. An Employee subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 may not change his payroll deductions in accordance with this Section 5.3.


             (b) An Employee may discontinue payroll deductions authorized under Section 5.1 at any time, by signing and filing with his Employer, within the time prescribed in rules and regulations adopted under Article VIII, a form provided for this purpose. Once discontinued hereunder, payroll deductions may not be made again until the next succeeding March 1 or, in the case of an Employee subject to the reporting requirements of Section 16(a) of the Securities Act of 1934, until the later of (i) the March 1 immediately following his discontinuance of payroll deductions, or (ii) the March 1 next occurring after the date which is six (6) months after the date such Employee discontinued payroll deductions under the Plan.


         5.4 Refund of Contributions. If during an Option Period an Employee for whom contributions are being made under Section 5.1 becomes ineligible to have Stock purchased for him under Section 5.2, or discontinues his contributions under Section 5.3, his payroll deductions during such Option Period shall be returned without interest to him within 30 days of the date on which the Company first learns of the Employee's ineligibility, or the date on which the Employee informs his Employer that he wishes to discontinue contributions. If the aggregate amount of payroll deductions under Section 5.1, during any Option Period exceeds the purchase price of Stock available under the Plan, the available Stock shall be allocated to Employees in proportion to the respective maximum number of shares that can be purchased during the Option Period, and amounts not used to purchase Stock shall be returned without interest to the respective Employees as soon as practicable. Any payroll deductions in excess of the limits in Section 4.5 shall be returned without interest to an Employee within 30 days of the date on which the Company first learns of the existence of any excess contributions.


         5.5 Rights of Employees. An Employee shall have no right, title or interest in any Stock subject to an Option, including no right to receive dividends, until such Stock has been purchased for him and issued to him.

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         5.6 Requirements of Securities Laws. No shares of Stock may be issued under any Option until all requirements of Federal, state or other securities laws, and of any securities exchange upon which Stock may be listed, with respect to the purchase, sale and issuance of the Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of the shares shall be postponed until such action can reasonably be taken. Upon demand by the Company, an Employee shall deliver to the Company a representation in writing that the purchase of all shares of Stock under an Option is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may reasonably require in order to comply with any registration requirements or exemptions therefrom of applicable securities laws.

                                   ARTICLE VI

                                 APPLICABLE LAW

         Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

                                   ARTICLE VII

                             AMENDMENT; TERMINATION

         7.1 Amendment. The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase (except as provided in Section 4.7) the number of shares of stock available for purchase under the Plan, or (b) remove the administration of the Plan from the Committee.

         7.2 Termination. The Plan may be terminated by the Board at any time, in its entirety or as to any group of Employees. In the event of termination of the participation of an Employee under this Article VII during an Option Period, no further payroll deductions shall be made with respect to such Employee's annual basic rate of compensation under Section 5.1, but Stock shall be purchased for him under the terms of Section 5.2 as of the last day of the Option Period. If the Plan is terminated by the Board under this Article VII and if (a) any reclassification or change of outstanding shares of Stock, (b) any consolidation or merger of the Company with or into another corporation, or (c) any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company occurs on or prior to the last day of the Option Period during which the Plan is terminated, then notwithstanding the foregoing, no Stock shall be purchased as of the last day of such Option Period and each Optionee's payroll deductions during such Option Period shall be returned without interest to him within 30 days.


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                                  ARTICLE VIII

                                 ADMINISTRATION


         The Plan shall be administered by a committee (the "Committee") composed of either the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. An Employee member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

         The Board may prescribe, amend and rescind, and the Committee may recommend to the Board, rules and regulations for administration of the Plan, and the Committee shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, conclusive and binding upon all parties, including the Company, its Affiliates, the Parent, the stockholders, the Employees and all persons or entities claiming by or through the Employees. The Board may correct any defect or any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. The expense of the Plan shall be paid for by the Company.


                                   ARTICLE IX

              LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

         The Company does not intend to restrict or influence any Employee in the conduct of his own affairs. An Employee may, therefore, sell Stock purchased under the Plan at any time he chooses; provided, however, that because of certain Federal tax requirements, each Employee will agree by entering the Plan, promptly to give the Company notice of any Stock disposed of within two (2) years after the date of the last day of the Option Period during which the Stock was purchased showing the number of such shares disposed of and the date or dates of disposition. The Employee assumes the risk of any market fluctuations in the price of such Stock.


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